                                                                      EXHIBIT 21
                                                                      ----------

                                 TAMBRANDS INC.


Subsidiaries of the registrant.
------------------------------

      (1)                           (2)                          (3)
                                                       Percentage of Voting
                                                        Securities Owned
                                                    --------------------------
                                State or Country    By the     By Other
Name of Subsidiary              of Organization     Company    Subsidiaries
------------------------------  -----------------   -------   ----------------
Tambrands Canada Inc.           Canada               100%

Tambrands Europe Ltd.           Delaware             100%

Tambrands Limited               United Kingdom                 100% (a)

Tambrands Ireland               Ireland                        100% (b)
 Limited

Tambrands France S.A.           France                         100% (a)

ZAO Tambrands                   Russia                         100% (a)

Tambrands AG                    Switzerland                    100% (a)

Tambrands Benelux S.A.          Belgium                        100% (c)

Industrial Catenation           South Africa                   100% (a)
 Services (Pty) Ltd.

Tambrands South Africa          South Africa                   100% (d)
 (Pty) Ltd.

Tambrands PACE, Inc.            Delaware             100%

Tambrands                       Czech Republic                 100% (e)
 Czechoslovakia Limited

Tambrands Poland Ltd.           Poland                         100% (e)

Tambrands de Venezuela, C.A.    Venezuela                      100% (e)

Tambrands - St. Petersburg      Russia                         100% (f)

Tambrands Ukraine               Ukraine                        100% (f)

Shenyang Tambrands              People's Republic     80%
 Company Limited                of China

Tambrands Brasil Ltd.           Delaware             100%

Tambrands Industria e           Brazil               100% (g)
 Comercio Limitada


   (1)                              (2)                      (3)
                                                      Percentage of Voting
                                                        Securities Owned
                                                     --------------------------
                             State or Country        By the        By Other
Name of Subsidiary            of Organization        Company       Subsidiaries
----------------------       ----------------        -------       ------------
TIM International                 Delaware             100%
 Investments Incorporated

Tambrands Dosmil,                 Mexico                             100% (h)
 S.A. de C.V.


Notes:    (a)   Owned by Tambrands Europe Ltd.
          (b)   Owned by Tambrands Limited.
          (c)   Owned by Tambrands Europe Ltd. and Tambrands AG.
          (d)   Owned by Industrial Catenation Services (Pty) Ltd.
          (e)   Owned by Tambrands PACE, Inc.
          (f)   Owned by Tambrands Limited and Tambrands PACE, Inc.
          (g)   Owned by the Company in part directly and in part
                indirectly through Tambrands Brasil Ltd.
          (h)   Owned by TIM International Investments Incorporated.



Exhibit.21